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                                                                   EXHIBIT 10(l)

                              CLEVELAND-CLIFFS INC

                           INSTRUMENT OF AMENDMENT OF
                      NONQUALIFIED STOCK OPTION AGREEMENTS
                            FOR NONEMPLOYEE DIRECTORS
                      ------------------------------------

                  This Instrument of Amendment is made as of March 17, 1997 ("Amendment") to the Nonqualified Stock Option Agreements listed below ("Agreements") between Cleveland-Cliffs Inc ("Company") and __________________ ("Optionee"), a nonemployee Director of the Company.

                                    RECITALS
                                    --------

                  A. The Company and the Optionee have entered into Agreements relating to the following grants of nonqualified stock options under the Company's 1992 Incentive Equity Plan ("1992 Plan"):

                           Date                       Number of Shares
                           ----                       ----------------


                  1.


                  B. On January 14, 1997, the Board of Directors of the Company approved certain amendments to all outstanding options granted to nonemployee Directors under the 1992 Plan, including, without limitation, the extension of the post-termination exercise period from three months to three years in certain circumstances, and in consideration for such amendments to the outstanding options, the Optionee has agreed to remain available to the Company in an unpaid advisory capacity for one year after the Optionee ceases to be a Director of the Company.

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                  NOW, THEREFORE, in consideration of the mutual covenants and premises set forth herein, and other valuable consideration had and received, the parties agree as follows:

                  1. Section 3(A) of each of the Agreements shall be amended by deleting "months" and inserting "years" following the word "Three."

                  2. Section 3(B) of each of the Agreements shall be amended by inserting "or during the three-year period referred to in Paragraph 3(A) above" after the word "Company."

                  3. Section 7(B) of each of the Agreements shall be amended in its entirety to read as follows:

                                    (B) The Company shall sell or otherwise
                  transfer all or substantially all of its assets to any other corporation or other legal person, and immediately after such sale or transfer less than 70% of the combined voting power of the outstanding voting securities of such corporation or person is held in the aggregate by the former shareholders of the Company as the same shall have existed immediately prior to such sale or transfer;

                  4. A new Section 8 shall be inserted in each of the

Agreements as follows:

                                    8. The Optionee agrees to be available to
                  the Company in an unpaid advisory capacity for a period of one year after he or she ceases to be a Director.

                  6. Section 8 of each of the Agreements shall be renumbered as
Section 9.

                  This Instrument of Amendment is executed by the Company and the Optionee as of the 17th day of March, 1997.



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                                        CLEVELAND-CLIFFS INC



                                        By:
                                           -----------------------------
                                           Name:
                                           Title:


ACCEPTED AND AGREED TO:



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